SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”), desires to become a holder of common shares (the “Shares”) of NUVUS GRO CORP., a corporation organized under the laws of the state of Nevada (the “Company”); one share of Common Stock has a par value $0.001 per share. Accordingly, the Subscriber hereby agrees as follows:

1. SUBSCRIPTION

1.1 The Subscriber hereby subscribes for and agrees to accept from the Company that number of Shares set forth on the Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $ 0.0064 per share.  This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the "Agreement"). The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2 The closing of the Subscription of Shares hereunder (the “Closing”) shall occur immediately upon: (i) receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and (ii) receipt of all funds for the subscription of shares hereunder.

2. PURCHASE PROCEDURE

The Subscriber acknowledges that, in order to subscribe for Shares, he must, and he does hereby, deliver to the Company:

2.1 One (1) executed counterpart of the Signature Page attached to this Agreement together with appropriate notarization; and

2.2 A check, wire transfer, or certified funds receipt in the amount set forth on the Signature Page attached to this Agreement, representing payment in full for the Shares desired to be purchased hereunder, made payable to the order of NUVUS GRO CORP.

3.        REPRESENTATIONS OF SUBSCRIBER

 By executing this Agreement, the Subscriber makes the following representations, declarations and warranties to the Company, with the intent and understanding that the Company will rely thereon:

3.1        Such Subscriber acknowledges the public availability of the Company’s current offering circular which can be viewed on the SEC Edgar Database, under the CIK number 0001671132. This offering circular is made available in the Company’s most recent 1-A

Registration Statement deemed qualified on ___________, 2022. In this offering circular it makes clear the terms and conditions of the offering of Common Stock and the risks associated therewith are described;

3.2       All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

3.3       If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents.  Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

3.4       The Subscriber hereby confirms that he/she has reviewed or had the opportunity to review all documents, records, and books pertaining to the investment in the Company.

3.5       The Subscriber is at least twenty-one (21) years of age.

3.6        The Subscriber is an “accredited investor” as the term is defined in the Securities Act of 1933, as amended (the “Act”) and any relevant state statute or regulation, or is otherwise a sophisticated, knowledgeable investor (either alone or with the aid of a purchaser representative) with adequate net worth and income for this investment.

3.7        The Subscriber has in-depth knowledge and experience in financial and business matters pertaining to the subject matter contained in this Agreement and is capable of evaluating the risks of any investment in the Company.

3.8        The offer to sell Shares was communicated to the Subscriber by the Company in such a manner that the Subscriber was able to ask questions of and receive answers from the Company concerning the terms and conditions of this transaction.

3.9        The Subscriber has determined that the purchase of the Shares is a suitable investment.

3.10        The Shares for which the Subscriber hereby subscribes are being acquired solely for the Subscribers own account, for investment purposes; and the Subscriber agrees that he/she will not sell or otherwise transfer the Shares unless the Shares are registered under the Act and qualified under applicable state securities laws or unless, in the opinion of the Company, and exemption from the registration requirements of the Act and such law is available.

3.11        The Subscriber has been advised to consult with the Subscriber’s own attorney regarding legal matters concerning an investment in the Company and has done so to the extent the Subscriber deems necessary.

 4. INDEMNIFICATION

The Subscriber hereby agrees to indemnify and hold harmless the Company and any of its officers, directors, shareholders, employees, agents or affiliates (collectively the “Indemnified Parties” and individually an “Indemnified Party”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses of each Indemnified Party (including attorneys’ fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person or entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from (i) any misrepresentation or misstatement of facts or omission to represent or state facts made by the Subscriber, including, without limitation, the information in this Agreement, or (ii) litigation or other proceeding brought by the Subscriber against one or more Indemnified Party in which the Indemnified Party is the prevailing party.

 5. MISCELLANEOUS

5.1. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company at its registered head office address and to the undersigned set forth on the signature page hereof.

5.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

5.3 This Agreement constitutes the entire agreement between the Company and the Subscriber with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding, representations, warranties or agreements, whether oral or written.

5.4  This Subscription Agreement may be executed in one or more counterparts.

5.5  This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

6. CERTIFICATION

 THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Shares of NUVUS GRO CORP. (the “Company”) as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Number of Shares
x $.0064 per share

Total Amount of Subscription:

Legal Name(s) of Subscriber(s):

Signature of Subscriber(s):
(Signature)

(Print Name)

Date:

Residence or Physical Mailing Address (cannot be a P.O. Box):

__________________________________

__________________________________

__________________________________

Telephone Numbers (include Area Code):

Business: (___)_____________                          Home: (___)________________

Social Security or Taxpayer Identification Number(s):   _____-_____-_____

COMPANY SIGNATURE

________________________________

Signature

________________________________

Printed Name

________________________________

Title

_________________________________

Date